EASTERN NORTH CAROLINA NATURAL GAS COMPANY
PRO FORMA BALANCE SHEET AT 12/31/2004


                                12/31/2004

Balance Sheet (000s)
--------------------

Cash                               (1,263)

Receivable (bond reimb)                 -

Receivable (Customer Accts)           689

Materials/Inventory

Deferred Regulatory Asset          11,007

Deferred taxes                          -

CWIP                                   56

Gross Plant                        17,264

Accum deprec                         (641)
                           ---------------
Net plant                          16,679

Total Assets               $       27,113
                           ===============

A/P - I/C PGN              $        9,808

Excise tax payable

Accrued taxes                           -

Accrued
                           ---------------
Total Accrued Liab                  9,808

Retained Earnings                       -

Equity                             17,305
                           ---------------
Total Liab & SE            $       27,113
                           ===============

Out of balance             $            0

Cap Structure                         64%

                                      36%